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                                                                    EXHIBIT 99.2

                             PLAYTEX PRODUCTS, INC.
                  SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

     In connection with the Quarterly Report of Playtex Products, Inc. (the "Company") on Form 10-Q for the period ending September 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Glenn A. Forbes, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


DATE: November 12, 2002                  BY: /s/ GLENN A. FORBES
                                             -------------------
                                             Glenn A. Forbes
                                             EXECUTIVE VICE PRESIDENT and
                                             CHIEF FINANCIAL OFFICER
                                             (PRINCIPAL FINANCIAL AND ACCOUNTING
                                              OFFICER)